UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

26 Avenue at Port Imperial, Suite #108, West New York, New Jersey	07093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2012, each of deltathree, Inc. (the "Company"), Delta Three Israel, Ltd. and DME Solutions, Inc. (together, the "deltathree Entities") and LKN Communications, Inc., doing business as ACN, Inc. ("ACN, Inc.") entered into a letter amendment (the "Amendment") to each of the Sales Agency Agreement (the “Sales Agency Agreement”), dated as of September 27, 2010, and amended as of January 26, 2011, between the deltathree Entities and ACN, Inc., and the Introducer Agreement (the "Introducer Agreement", and together with the Sales Agency Agreement, the "Agreements"), dated as of April 13, 2011, between the deltathree Entities and ACN Europe B.V., a wholly-owned subsidiary of ACN, Inc. ("ACN Europe", and together with ACN, Inc., "ACN") in regards to outstanding commissions due to be paid by the Company to ACN, Inc. and ACN Europe under the respective Agreements. The terms of the Amendment provide as follows:

1.	Beginning April 1, 2012 (the “Effective Date”) and for each month thereafter the deltathree Entities shall be required to pay all then-current commissions on a timely basis as required under the Agreements, and any cure periods provided for under the Agreements for non-payment shall no longer apply;
2.	Commencing with the Effective Date the deltathree Entities shall pay to ACN a late-payment fee in the amount of one percent (1%) per month of any past-due, unpaid commissions;
3.	Beginning July 15, 2012, the deltathree Entities shall be required to pay down any unpaid past due amounts in an amount equal to at least $15,000 per month through June 15, 2013, and at least $25,000 per month thereafter until such time as the unpaid balance is paid in full. Notwithstanding the foregoing, the deltathree Entities shall pay in full to ACN upon 30 days’ notice any unpaid, past due amounts; and
4.	If the deltathree Entities fail to pay the full amounts due within the time frames set forth in the Amendment or otherwise materially breach the Agreements, ACN may in its sole discretion terminate the Amendment and exercise its rights and pursue all remedies available to it at law or in equity.

In addition, in the event of any Insolvency Event as defined in the Agreements (excluding sub-clause (d) thereof) of the deltathree Entities or any of their subsidiaries, all unpaid amounts due to ACN from the deltathree Entities shall become immediately due and payable effective immediately prior to such Insolvency Event.

Each of Robert Stevanovski, Anthony Cassara and David Stevanovski, members of our Board of Directors, has an ownership interest in, and a director, officer and/or advisory position with, ACN.  As a result of their relationship with ACN, each of these individuals may be deemed to have a direct or indirect interest in the transactions contemplated by the Amendment. In accordance with the Company’s Audit Committee Charter, the Amendment and the transactions contemplated thereby were approved by the Audit Committee, which includes those directors who are not affiliated with ACN.

The foregoing description of the Amendment does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Report.

Item 9.01             Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Letter Amendment, dated as of April 1, 2012, between deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. and LKN Communications, Inc., doing business as ACN, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Effi Baruch
Name: Title	Effi Baruch Chief Executive Officer and President

Dated: April 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Amendment, dated as of April 1, 2012, between deltathree, Inc., Delta Three Israel, Ltd. and DME Solutions, Inc. and LKN Communications, Inc., doing business as ACN, Inc.